UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b),(e) On May 21, 2009, Mr. Daniel A. Ninivaggi, Executive Vice President, advised Lear Corporation (the “Company”) that he is resigning as Executive Vice President of the Company effective immediately. Mr. Ninivaggi will remain with the Company in a non-executive position through July 1, 2009. On May 21, 2009, the Company and Mr. Ninivaggi entered into an agreement, effective on July 1, 2009, pursuant to which Mr. Ninivaggi will provide transition services to the Company through December 31, 2009. Mr. Ninivaggi will receive cash compensation of $100,000 under this agreement. The agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
(e) On May 21, 2009, the Company and Mr. James H. Vandenberghe amended his consulting agreement with the Company to (i) extend its termination date by one year to May 31, 2010 and (ii) decrease the compensation payable thereunder from $700,000 to $350,000. All other terms of the consulting agreement remain unchanged. The amendment to the consulting agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated May 21, 2009

10.2	Amendment to Consulting Agreement, dated May 21, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: May 21, 2009	By:	/s/ Matthew J. Simoncini
Name: Matthew J. Simoncini
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated May 21, 2009

10.2	Amendment to Consulting Agreement, dated May 21, 2009